Versant Agrees to be Acquired by Actian for $13.00 per Share

Redwood City, CA, November 21, 2012 - Actian Corporation and Versant Corporation (VSNT), both industry leaders in real-time information management, announced today that they have entered into a definitive merger agreement (the “Actian Acquisition Agreement”) pursuant to which Actian will acquire all of the outstanding common shares of Versant for $13.00 per share in cash for an aggregate purchase price of approximately $37 million. Versant's Board of Directors unanimously approved the Actian Acquisition Agreement and authorized termination of Versant's previously announced merger agreement with UNICOM Systems, Inc. (“Unicom”) in accordance with the terms of that agreement. Actian's $13.00 per share cash purchase price represents a premium of approximately 13% over the $11.50 per share price contemplated by the prior merger agreement with Unicom, and a 32% premium over Versant's closing price of $9.85 per share on the last trading day before announcement of the prior agreement with Unicom.
“Versant and Actian have complementary businesses” said Bernhard Woebker, Versant's President and Chief Executive Officer. “We believe we can leverage our combined strength in managing complex information in environments that demand high performance to lead in the business intelligence and analytics market. This merger will also deliver premium value and liquidity to Versant's shareholders.”
“We are very pleased to join forces with Versant to create a dynamic platform of data management capabilities to help all our customers extract maximum business value from the ever increasing growth in data. Many of the world's most successful companies are demanding ever more powerful and more complex data management solutions to stay ahead. Today we have leadership with innovations such as the record breaking Vectorwise analytics database and combined with Versant we have exciting plans to help data focused companies become even more successful" said Steve Shine, Actian's Chief Executive Officer.
Prior to entering into the Actian Acquisition Agreement, Versant terminated its previous merger agreement with Unicom and, in accordance with that agreement, Versant will pay a termination fee of $750,000. The Actian Acquisition Agreement provides for the merger of Versant with a subsidiary of Actian, and the transaction is currently expected to close in Versant's first fiscal quarter ending January 31, 2013. Following completion of the transaction, Versant will be wholly owned by Actian and its stock will no longer trade on the NASDAQ.
The closing of the merger under the Actian Acquisition Agreement is subject to customary conditions, including the approval of Versant's shareholders and a covenant that Versant's combined cash and qualified accounts receivable at closing not fall below a certain threshold.
RBC Capital Markets, LLC is serving as Versant's financial advisor with respect to the transaction and Fenwick & West LLP is serving as Versant's legal counsel.

About Versant Corporation
Versant Corporation (NASDAQ:VSNT) is an industry leader in building specialized NoSQL data management systems to enable the real-time enterprise. Using the Versant Database Engine, enterprises can handle complex information in environments that demand high performance, concurrency, and availability, significantly cut hardware and administration costs, speed and simplify development, and deliver products with a strong competitive edge. Versant's solutions are deployed in over 150,000 installations across a wide array of industries, including telecommunications, energy, financial services, transportation, manufacturing, and defense. For more than 20 years, Versant has been a trusted partner of Global 2000 companies such as Ericsson, Verizon, Siemens, and Financial Times, as well as the U.S. Government. For more information, call 650-232-2400 or visit www.versant.com.
Versant is a registered trademark of Versant Corporation in the United States.
About Actian: Take Action on Big Data
Actian Corporation enables organizations to transform Big Data into business value with data management solutions to transact, analyze, and take automated action across their business operations. Actian helps 10,000 customers worldwide take action on big data with Action Apps, Vectorwise the analytic database, and Ingres, the independent mission-critical OLTP database. Actian is headquartered in California with offices in New York, London, Paris, Frankfurt, Amsterdam and Melbourne. Stay connected with Actian Corporation on Facebook, Twitter and LinkedIn.
Actian, Cloud Action Platform, Action Apps, Ingres and Vectorwise are trademarks of Actian Corporation. All other trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.
For more information on Actian, visit the company's website: www.actian.com.
Information regarding the solicitation of proxies
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote, proxy or approval. Versant will file a proxy statement and relevant documents concerning the proposed transaction with Actian with the SEC relating to the solicitation of proxies to vote at a special meeting of its shareholders to be called to approve the proposed transaction. The definitive proxy statement will be mailed to the shareholders of Versant in advance of the special meeting. Shareholders of Versant are urged to carefully read the proxy statement and other relevant materials when they become available because they will contain important information about Versant and the proposed transaction. Shareholders may obtain a free copy of the proxy statement and other relevant documents filed by Versant with the SEC (when available) at the SEC's website at www.sec.gov. Each of these documents is, or will be, available for free at the SEC's Web site at www.sec.gov and at the Versant Investor Relations Web site at:www.versant.com/company/investor-relations.

Forward Looking Statements Involve Risks and Uncertainties
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements include statements regarding the potential consummation of the merger transaction with Actian on the terms and price described, the potential timing of consummation of the merger and the potential results of the merger transaction and the effect of the combination of the businesses of Versant and Actian. The accuracy of the forward looking statements in this press release cannot be guaranteed as they are subject to a variety of risks and uncertainties that may cause these forward-looking statements to be incorrect or to differ materially from future events, including but not limited to, whether the required Versant shareholder approval for the transaction will be obtained, the inability to satisfy closing conditions to the transaction, our ability to maintain our cash and accounts receivable balances and our operating results pending completion of the transaction, our ability to retain key personnel, uncertainties as to the timing of the closing of the merger, the impact of the proposed merger on our operations, and those other factors contained in the Company's most recent Annual Report on Form 10-K, its reports on Form 10-Q and its reports on Form 8-K.
The forward-looking statements contained in this press release are made only as of the date of this press release, and the Company assumes no obligation to publicly update any forward-looking statement. Investors are cautioned not to place undue reliance on forward-looking statements. Information concerning factors that could adversely affect our business and results can be found in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's most recent Annual Report on Form 10-K for the fiscal year ending October 31, 2011, its reports on Form 10-Q and its reports on Form 8-K.
Versant Contact:
Mr. Jerry Wong
Chief Financial Officer
Versant Corporation
(650) 232-2400
jwong@versant.com